AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2011
    REGISTRATION NO. 333-156357

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

COMMONWEALTH INCOME & GROWTH FUND VII, LP
(Exact name of registrant as specified in governing instruments)

                               PENNSYLVANIA                                                                       7394                                                               26-3733264
                    (State or other jurisdiction of incorporation or organization)                                    (Primary Standard Industrial Classification Code Number)                                                        (I.R.S. Employer Identification Number)

Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KIMBERLY A. SPRINGSTEEN-ABBOTT, CHIEF EXECUTIVE OFFICER
Commonwealth Capital Securities Corp.
400 Cleveland Street, 7th Floor, Clearwater, FL  33755
(800) 249-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip Pillar, Esq.
Greenberg Traurig, LLP
2700 Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103
_______________

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

          Large accelerated filer    [  ]                                                                                                Accelerated filer    [  ]
          Non-accelerated filer      [  ]                                                                            Smaller reporting company  [X]
      (Do not check if a smaller reporting company.)

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF UNITS OF LIMITED PARTNERSHIP INTERESTS

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-1 filed on December 19, 2008 (Registration No. 333-156357), which became effective on November 13, 2009, the Registrant files this amendment to withdraw from registration the 926,175.68 units of its limited partnership interests that remain unsold to the public under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on November 15, 2011.

             COMMONWEALTH INCOME & GROWTH FUND VII, LP a Pennsylvania Limited Partnership

            By:           COMMONWEALTH INCOME & GROWTH  FUND, INC., General Partner

                                                                                         By:           /s/ Kimberly A. Springsteen-Abbott
           Kimberly A. Springsteen-Abbott,
           Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title Date

/s/ Kimberly A. Springsteen-Abbott Kimberly A. Springsteen-Abbott	Chairman of the Board and CEO of Commonwealth Income & Growth Fund, Inc. (Chief November 22, 2011 Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Henry J. Abbott Henry J. Abbott	Director and President of Commonwealth Income & Growth Fund, Inc. November 22, 2011